UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2018

MPLX LP

(Exact name of registrant as specified in its charter)

Delaware	001-35714	27-0005456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 E. Hardin Street Findlay, Ohio		45840
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:

(419) 421-2414

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2018, Marathon Petroleum Corporation (“MPC”), a Delaware corporation, completed its acquisition of Andeavor through the merger of MPC’s wholly owned subsidiary, Mahi Inc., with and into Andeavor (the “First Merger”), with Andeavor surviving the First Merger as a wholly owned subsidiary of MPC and the subsequent merger of Andeavor with and into MPC’s wholly owned subsidiary, Andeavor LLC (f/k/a Mahi LLC) (the “Second Merger” and together with the First Merger, the “Merger”) with Andeavor LLC surviving the Second Merger as a wholly owned subsidiary of MPC.

Following the closing of the Merger, the sole member of MPLX GP LLC, the general partner of MPLX LP (the “General Partner”), appointed Gregory J. Goff to serve on the board of directors (the “Board”) of the General Partner. Mr. Goff is the former Chairman, President and Chief Executive Officer of Andeavor and the former Chairman of the Board of Directors and Chief Executive Officer of the general partner of Andeavor Logistics LP. As Mr. Goff serves as Executive Vice Chairman of MPC, he will not receive compensation for his services as a director. Mr. Goff is not expected to serve on any standing committees of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPLX LP

	By:	MPLX GP LLC, its General Partner

Date: October 3, 2018	By:	/s/ Molly R. Benson
	Name:	Molly R. Benson
	Title:	Vice President, Chief Securities, Governance & Compliance Officer and Corporate Secretary